Exhibit 99.1

Unity Completes Merger with ironSource

Transformational Deal Positions Unity as Leading End-to-End Platform for Developers to Build, Run, and Grow Mobile Games and Real-Time 3D Content

SAN FRANCISCO, CA – November 7, 2022 – Unity (NYSE: U) today announced that it has completed its merger with ironSource, becoming the industry’s leading end-to-end platform for mobile app creators. The transformational combination allows Unity to support developers through the entire development lifecycle as they build, run, and grow immersive, real-time games and 3D experiences into successful businesses. The company’s depth and breadth of tools and services are unmatched in the industry. The combined company is expected to be highly profitable and generate positive free cash flow.

“We’re happy to welcome ironSource to the Unity family and get a step closer to our goal of being the leading platform for a world with more creators in it,” said John Riccitiello, CEO of Unity. “Together, we offer a complete ecosystem for developers to successfully realize and achieve their goals – no matter where they are in the development cycle.”

Game developers will have access to more tools that bridge the gaps between creation and growth so they can deliver a better game experience. If they choose to monetize their games, they can also now use Unity’s best-in-class mediation platform LevelPlay to maximize their revenue. More details can be found on Unity’s website.

“The driving force behind this industry-changing merger is to create more value for developers across the entire development journey,” said Tomer Bar-Zeev, CEO, ironSource. “We are very excited about the road ahead as we begin integrating our product portfolios more deeply and strengthening the feedback loop between creating great games and growing them into successful businesses. In doing so, we’ll be able to create a world where more creators are more successful than ever before.”

Board Appointments

As previously announced, in connection with the closing of the transaction, Tomer Bar-Zeev, Shlomo Dovrat and David Kostman have joined the Unity Board of Directors, increasing the number of Board members from 10 to 13 members.

About Unity

Unity is the world’s leading platform for creating and growing interactive, real-time 3D content. Our platform provides a comprehensive set of software solutions to create, run, and grow interactive, real-time 2D and 3D content for mobile phones, tablets, PCs, consoles, and augmented and virtual reality devices. We serve customers of all sizes, at every stage of maturity, from individual creators to large enterprises. For more information, visit Unity.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates’’ or other words or phrases of similar import. These statements are based on current expectations, estimates and projections about the industry and markets in which Unity Software Inc. (“Unity”) operates and management’s beliefs and assumptions as to the timing and outcome of future events. While Unity’s management believes the assumptions underlying the forward-looking statements are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks and uncertainties include, but are not limited to the successful integration of ironSource’s talent and technology into Unity’s platform; the success of LevelPlay and Supersonic; risks that the merger disrupts current plans and operations of Unity; the ability to recognize the anticipated benefits of the transaction, including anticipated synergies; the amount of the costs, fees, expenses and charges related to the transaction; and the other risks and important factors contained and identified in Unity’s and ironSource’s filings with the Securities and Exchange Committee (“SEC”), such as Unity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and ironSource’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Neither Unity nor ironSource is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and Unity does not intend to do so.

Contacts

Investors:

Richard Davis

ir@unity3d.com

or

Daniel Amir

Daniel.amir@is.com

Media:

Ryan M. Wallace

Unity Communications

ryan.wallace@unity3d.com

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